EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes — Oxley Act of 2002)

In connection with the filing by Hospitality Properties Trust (the “Company”) of Amendment No. 1 on Form 10-K/A for the year ended December 31, 2011 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ John G. Murray

Barry M. Portnoy	John G. Murray
Managing Trustee	President and Chief
Operating Officer

/s/ Adam D. Portnoy	/s/ Mark L. Kleifges

Adam D. Portnoy	Mark L. Kleifges
Managing Trustee	Treasurer and Chief
Financial Officer

Date: March 19, 2012